Exhibit 99.1

PRESS RELEASE
www.verenium.com

4955 Directors Place, San Diego, CA 92121 800.523.2990

FOR IMMEDIATE RELEASE

VERENIUM REPORTS FINANCIAL RESULTS FOR THE FOURTH QUARTER

AND YEAR ENDED DECEMBER 31, 2011

— Company meets 2011 guidance and gives 2012 financial guidance;

provides update on possible strategic alternatives and financing strategy —

SAN DIEGO, CA., March 5, 2012 – Verenium Corporation (Nasdaq: VRNM), a leading industrial biotechnology company focused on the development and commercialization of high-performance enzymes, today reported financial results for the fourth quarter and year ended December 31, 2011.

“2011 was an important year for Verenium. The growth in our product and collaborative revenues further validates the strength of our technology platform and our ability to create superior products and gain market share in the large and growing $3 billion industrial enzymes market,” said James Levine, President and Chief Executive Officer at Verenium.

Financial Results

In the commentary below, the historical results of the Company’s ligno-cellulosic biofuels business for current and prior periods have been reclassified into discontinued operations as a result of the sale of the ligno-cellulosic biofuels business on September 2, 2010 to BP Biofuels North America LLC.

Revenues

Revenues for the periods ended December 31, 2011 and 2010 were as follows (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Revenues:
Animal Health and Nutrition	$9,116	$8,051	$33,850	$32,588
Grain Processing	3,582	3,834	15,953	13,439
Oilseed Processing	811	1,064	5,352	3,322
All other products	234	317	840	1,002

Total product	13,743	13,266	55,995	50,351
Collaborative	578	331	5,272	1,722

Total revenues	$14,321	$13,597	$61,267	$52,073

PRESS RELEASE
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4955 Directors Place, San Diego, CA 92121 800.523.2990

Total revenues for the year ended December 31, 2011 increased 18% to $61.3 million from $52.1 million in the prior year, with product revenues representing 90% or greater of total revenues in both periods. Product revenues for the year ended December 31, 2011 increased 11% to $56.0 million from $50.4 million in the prior year, primarily due to an increase in revenues from grain processing enzymes, notably Fuelzyme® alpha-amylase. These products continued to gain traction in the grain ethanol market and together with Purifine® PLC for soybean oil processing, achieved significant revenue growth over 2010. Product revenue from non-Phyzyme products as a percentage of total product revenue increased to 46% for the year ended December 31, 2011 compared to 35% in the prior year.

Total collaborative revenue for the year ended December 31, 2011 increased significantly to $5.3 million from $1.7 million in the prior year due to a license fee of $3.3 million received by the Company as part of the separation agreement with Syngenta Participations AG in 2009 for a commercial enzyme candidate that Syngenta had previously licensed to a third party.

Product Gross Profit and Gross Margin

Product gross profit for the year ended December 31, 2011 increased 15% to $21.5 million from $18.6 million in prior year. Gross margin increased to 38% of product revenue for the year ended December 31, 2011, compared to 37% for the year ended December 31, 2010. Gross margin increased primarily due to the overall growth and improvement in the Company’s grain and oilseed processing products.

Operating Expenses (excluding cost of product revenue and restructuring charges)

Excluding cost of product revenues and restructuring, total operating expenses related to continuing operations for the year ended December 31, 2011 decreased to $30.4 million (including share-based compensation of $0.8 million) from $33.9 million (including share-based compensation of $1.1 million) in the prior year; primarily due to a reimbursement of legal fees of $1.1 million for expenses incurred during 2010, reduction of facilities related costs as a result of BP assuming the Company’s San Diego building leases, and to initiatives to decrease general and administrative expenses. Additionally, during the third quarter of 2010, the Company paid and expensed bonus payments of $1.4 million. As a partial offset, research and development costs for continued investment in pipeline products showed an increase.

Restructuring Charges

On March 31, 2011 the Company closed its office in Cambridge, Massachusetts, resulting in charges of $2.9 million, consisting of employee termination costs, facilities closure costs, and relocation costs for several employees who were relocated to San Diego.

PRESS RELEASE
www.verenium.com

4955 Directors Place, San Diego, CA 92121 800.523.2990

Operating Loss from Continuing Operations

Operating loss from continuing operations for the year ended December 31, 2011 was $6.5 million compared to $13.5 million for the same period in 2010. Excluding the impact of restructuring expenses of $2.9 million, operating loss from continuing operations decreased to $3.6 million, primarily due to the reimbursement of legal fees, the $1.4 million bonus paid and expensed during the third quarter of 2010, and further reductions in general and administrative expenses.

Net Income (loss) from Continuing Operations

Net income from continuing operations for the year ended December 31, 2011 was $5.2 million compared to a net loss of $14.2 million for the same period in 2010, on a GAAP accounting basis. Adjusted for the impact of non-cash items related to the Company’s convertible debt and non-cash income tax benefit in 2011, the Company’s non-GAAP pro-forma net loss from continuing operations for the year ended December 31, 2011 was $9.5 million compared to $21.0 million for the same period in the prior year. The Company believes that excluding the impact of these items provides a more consistent measure of operating results.

Balance Sheet

The Company ended the year with $28.8 million in cash and cash equivalents, $8.2 million in total restricted cash, and $34.9 million in debt at face value.

Financial Guidance for 2012

Verenium also provided financial guidance for 2012, as follows:

•	Revenue: $63 - $68M

•	Product Gross Profit: $23 - $25M

•	Operating Loss: $(4) - $(8)M

•	Capital Expenses: $10 - $12M

“We are pleased that through increased revenue and the effective management of expenses, we were able to exceed our 2011 revenue guidance and meet our other financial targets for the year,” said Jeff Black, Chief Financial Officer at Verenium. “The financial guidance for 2012 we are providing today reflects expected continued growth in our grain and oilseed processing product lines, and increased investment in our pipeline of product candidates.”

PRESS RELEASE
www.verenium.com

4955 Directors Place, San Diego, CA 92121 800.523.2990

Update on the Convertible Notes and Financing Strategy

Today the Company filed a Tender Offer on Schedule TO with the SEC intended to satisfy the disclosure requirements of Rules 13e-4(c)(2) and 13e-4(d)(1) under the Securities Exchange Act of 1934, as amended, with respect to the right of each holder of the Company’s 5.5% Convertible Senior Notes due 2027 to sell and the obligation of the Company to repurchase the notes. The Company’s repurchase of the notes upon the exercise by any holder of the put option is subject to a financing condition and the Company having sufficient cash resources prior to 11:00 a.m. New York City time on April 2, 2012 to repurchase the notes. Based on current cash resources, the Company does not have sufficient funds to repurchase the notes in the event all holders of the notes exercise the put option.

The Company is considering two primary alternatives to address its capital requirements.

•

Subject to compliance with applicable securities laws, the Company is exploring issuing new equity-linked or equity securities, and may, subject to compliance with applicable tender offer rules, explore converting the existing notes into equity along with a partial repayment thereof, and/or a combination of the foregoing.

•	Verenium has received non-binding proposals from more than one prospective purchaser to acquire 100 percent of the stock of the Company, and is actively evaluating options for a potential sale.

There can be no assurance that Verenium will choose to, or be able to, effect any such transaction on reasonable terms or at all.

“We have conducted and remain committed to a thorough and diligent process to develop the options to address our financial requirements and move forward quickly on a transaction that we think will maximize value for our stakeholders,” added Levine.

Additional Information on Tender Offer

The tender offer described in this press release has commenced, but this press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities of the Company. The tender offer is being made pursuant to a Tender Offer Statement on Schedule TO and related materials. Investors and noteholders are urged to read both the Tender Offer Statement and related materials because they contain important information, including the terms and conditions of the put offer. The Tender Offer Statement and related materials, including a Company notice, have been filed by the Company with the SEC. Investors and noteholders may obtain a free copy of these statements and other documents filed by the Company with the SEC at the website maintained by the SEC at www.sec.gov.

PRESS RELEASE
www.verenium.com

4955 Directors Place, San Diego, CA 92121 800.523.2990

About Verenium

Verenium, an industrial biotechnology company, is a global leader in developing high-performance enzymes. Verenium’s tailored enzymes are environmentally friendly, making products and processes greener and more cost-effective for industries, including the global food and fuel markets. Read more at www.verenium.com.

Forward-Looking Statements

Statements in this press release that are not strictly historical are “forward-looking” and involve a high degree of risk and uncertainty. These include, but are not limited to, statements related to any sale or financing transaction relating to Verenium, Verenium’s ability to repay any notes that it becomes obligated to purchase in connection with the put option, and Verenium’s lines of business, operations, capabilities, commercialization activities, corporate partnerships, target markets and future financial performance. Such statements are only predictions, and actual events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to the differences include, but are not limited to, risks associated with Verenium’s ability to consummate any sale or financing transaction and repay any of its notes that it becomes obligated to purchase in connection with the put option and Verenium’s strategic focus, technologies, dependence on patents and proprietary rights, and protection and enforcement of its patents and proprietary rights, the commercial prospects of the industries in which Verenium operates and sells products, Verenium’s dependence on manufacturing and/or license agreements, its ability to achieve milestones under existing and future collaboration agreements, the ability of Verenium and its partners to commercialize its technologies and products (including by obtaining any required regulatory approvals) using Verenium’s technologies, the timing for launching any commercial products and projects, the ability of Verenium and its collaborators to market and sell any products that it or they commercialize, the development or availability of competitive products or technologies, the future ability of Verenium to enter into and/or maintain collaboration and joint venture agreements and licenses, and risks and other uncertainties more fully described in Verenium’s filings with the Securities and Exchange Commission, including, but not limited to, Verenium’s annual report on Form 10-K for the year ended December 31, 2011. These forward-looking statements speak only as of the date hereof, and Verenium expressly disclaims any intent or obligation to update these forward-looking statements.

# # #

Contacts:

Kelly Lindenboom 858-431-8580 kelly.lindenboom@verenium.com	Sarah Carmody 858-431-8581 sarah.carmody@verenium.com

PRESS RELEASE

www.verenium.com
4955 Directors Place, San Diego, CA 92121
800.523.2990

Verenium Corporation

Condensed Consolidated Statements of Operations

(unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Revenues:
Product	$13,743	$13,266	$55,995	$50,351
Collaborative and license	578	331	5,272	1,722

Total revenue	14,321	13,597	61,267	52,073
Operating expenses:
Cost of product revenue	8,307	8,536	34,481	31,715
Product gross profit	5,436	4,730	21,514	18,636
Product gross margin	40%	36%	38%	37%
Research and development	3,393	2,068	10,986	6,198
Selling, general and administrative	5,259	6,194	19,365	27,662
Restructuring charges	3	—	2,943	—

Total operating expenses	16,962	16,798	67,775	65,575

Operating loss from continuing operations	(2,641)	(3,201)	(6,508)	(13,502)
Other income and expense:
Interest and other expense, net	(635)	(1,301)	(3,006)	(7,481)
Gain (loss) on debt extinguishment upon repurchase of convertible notes	—	—	15,349	(3,384)
Gain (loss) on net change in fair value of derivative assets and liabilities	41	872	(964)	(145)
Gain on debt extinguishment upon conversion of convertible notes	—	—	—	598

Total other income (expense), net	(594)	(429)	11,379	(10,412)
Net income (loss) from continuing operations before income taxes	(3,235)	(3,630)	4,871	(23,914)
Income tax benefit	368	1,820	368	9,748

Net income (loss) from continuing operations	(2,867)	(1,810)	5,239	(14,166)
Net Income (loss) from discontinued operations	(149)	(1,490)	(112)	8,816
Less: Loss attributed to noncontrolling interests in consolidated entities – discontinued operations	—	—	—	25,283

Net income (loss) attributed to Verenium	$(3,016)	$(3,300)	$5,127	$19,933

Basic and diluted net income (loss) per share:
Continuing operations	$(0.23)	$(0.14)	$0.42	$(1.15)

Discontinued operations	$(0.01)	$(0.12)	$(0.01)	$0.72

Attributed to Verenium Corporation	$(0.24)	$(0.26)	$0.41	$1.62

Shares used in computing basic and diluted net income (loss) per share	12,608	12,591	12,608	12,321

PRESS RELEASE

www.verenium.com
4955 Directors Place, San Diego, CA 92121
800.523.2990

Verenium Corporation

Condensed Consolidated Balance Sheet Data

(unaudited, in thousands)

	December 31,	December 31,
	2011	2010
Cash and cash equivalents	$28,759	$87,929
Restricted cash, short term	5,000	—
Accounts receivable, net	11,371	6,708
Inventory, net	6,323	5,316
Other current assets	2,396	2,694
Restricted cash, long term	3,200	5,000
Property and equipment, net	7,806	3,134
Other noncurrent assets	482	976

Total assets	$65,337	$111,757

Accounts payable and accrued expenses	$14,666	$16,849
Deferred revenue, current	4,137	894
Accrued restructuring, current	396	—
Convertible notes, at carrying value (face value of $34.9 million at December 31, 2011 and $74.7 million at December 31, 2010)	34,851	88,011
Other long term liabilities	889	1,216
Liabilities of discontinued operations	453	1,617
Stockholders’ equity	9,945	3,170

Total liabilities and stockholders’ equity	$65,337	$111,757

PRESS RELEASE

www.verenium.com
4955 Directors Place, San Diego, CA 92121
800.523.2990

Verenium Corporation

Unaudited Supplemental and Non-GAAP Pro Forma Financial Information

(in thousands, except per share amounts)

The following unaudited supplemental and non-GAAP pro forma financial information is derived from the Company’s condensed consolidated financial statements for the three and twelve month periods ended December 31, 2011 and 2010, as reported under GAAP. The Company believes that such supplemental and non-GAAP financial information is helpful to understand the results of operations of the business.

	Non-GAAP Pro Forma Net Loss From Continuing Operations
	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Income (loss) from continuing operations	$(2,867)	$(1,810)	$5,239	$(14,166)
Adjustments:
Income tax benefit	(368)	(1,820)	(368)	(9,748)
(Gain) loss on debt extinguishment upon repurchase of convertible notes	—	—	(15,349)	3,384
(Gain) loss on net change in fair value of derivative assets and liabilities	(41)	(872)	964	145
Gain on debt extinguishment upon conversion of convertible notes	—	—	—	(598)

Non-GAAP pro forma net loss from continuing operations	$(3,276)	$(4,502)	$(9,514)	$(20,983)

Non-GAAP pro forma net loss from continuing operations per share	$(0.26)	$(0.36)	$(0.75)	$(1.70)